CAMDEN PROPERTY TRUST ANNOUNCES THIRD QUARTER 2021 OPERATING RESULTS

Houston, Texas (October 28, 2021) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and nine months ended September 30, 2021. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and nine months ended September 30, 2021 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Nine Months Ended
	September 30		September 30
Per Diluted Share	2021	2020	2021	2020
EPS	$0.29	$0.35	$0.90	$0.95
FFO	$1.36	$1.25	$3.88	$3.69
AFFO	$1.17	$1.03	$3.38	$3.14

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	3Q21 vs. 3Q20	3Q21 vs. 2Q21	2021 vs. 2020
Revenues	5.1%	3.3%	2.9%
Expenses	4.7%	3.6%	5.4%
Net Operating Income ("NOI")	5.4%	3.1%	1.5%

Same Property Results	3Q21	3Q20	2Q21
Occupancy	97.3%	95.5%	96.9%

For 2021, the Company defines same property communities as communities owned and stabilized since January 1, 2020, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

October Collections

Same Property Scheduled Rents	October 2021*	October 2020	3Q21	3Q20
Collected	98.7%	98.5%	98.8%	98.9%
Delinquent	1.3%	1.5%	1.2%	1.1%

*Data as of October 24, 2021
Rent is recognized as earned. The Company evaluates collectability on an ongoing basis and any accounts considered uncollectible are recorded against property revenues.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1) (2)	October 2021*	October 2020	3Q21(2)	3Q20(2)
New Lease Rates	18.3%	(3.5)%	19.8%	(3.3)%
Renewal Rates	13.8%	2.9%	12.1%	1.7%
Blended Rates	16.5%	(1.0)%	16.0%	(1.1)%

New Leases	1,008	1,481	1,568	1,845
Renewals	781	1,003	1,713	1,516
Total Leases	1,789	2,484	3,281	3,361

New Lease and Renewal Data - Date Effective (3) (4)	October 2021*	October 2020	3Q21(4)	3Q20(4)
New Lease Rates	19.4%	(4.0)%	16.6%	(2.8)%
Renewal Rates	12.6%	1.9%	8.5%	0.5%
Blended Rates	15.9%	(1.4)%	12.2%	(1.1)%

New Leases	1,551	1,781	1,936	2,024
Renewals	1,603	1,384	2,293	2,162
Total Leases	3,154	3,165	4,229	4,186

*Data as of October 24, 2021
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Data represents average monthly leases signed during the period.
(3) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.
(4) Data represents average monthly leases effective during the period.

Occupancy and Turnover Data	October 2021*	October 2020	3Q21	3Q20
Occupancy	97.3%	95.4%	97.3%	95.5%
Annualized Gross Turnover	43%	53%	54%	61%
Annualized Net Turnover	36%	40%	47%	49%

*Data as of October 24, 2021

Development Activity
During the quarter, lease-up was completed at Camden Downtown in Houston, TX, and construction was completed at Camden North End II in Phoenix, AZ and Camden Lake Eola in Orlando, FL. Subsequent to the quarter-end, lease-up was completed at Camden North End II in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 10/24/2021
Camden North End II	Phoenix, AZ	343	$79.0	96%
Camden Lake Eola	Orlando, FL	360	124.7	82%
Total		703	$203.7

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 10/24/2021
Camden Buckhead	Atlanta, GA	366	$160.0	52%
Camden Hillcrest	San Diego, CA	132	95.0	32%
Camden Atlantic	Plantation, FL	269	100.0
Camden Tempe II	Tempe, AZ	397	115.0
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham	Durham, NC	354	120.0
Total		1,905	$695.0

Acquisition Activity
During the quarter, the Company acquired Camden Central, a 368-home apartment community located in St. Petersburg, FL for approximately $176.3 million. Subsequent to quarter-end, the Company acquired Camden Greenville, a 558-home apartment community located in Dallas, TX for approximately $165.5 million and also acquired a 5.2-acre land parcel in Denver, CO for approximately $24.0 million for future development purposes.

Equity Issuance
During the three months ended September 30, 2021, the Company issued approximately 1.5 million common shares through its at-the-market (“ATM”) share offering program at an average price of $150.28 per share, for total net consideration of approximately $220.7 million.

Liquidity Analysis
As of September 30, 2021, Camden had approximately $1.3 billion of liquidity comprised of approximately $428.2 million in cash and cash equivalents, and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 2022, and at quarter-end had $242.4 million left to fund under its existing wholly-owned development pipeline. As of September 30, 2021, Camden had outstanding letters of credit totaling approximately $14.8 million, which reduced the availability under its unsecured credit facility to $885.2 million.

Earnings Guidance
Camden updated its earnings guidance for 2021 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for fourth quarter 2021 as detailed below.

	4Q21	2021	2021 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.31 - $0.37	$1.21 - $1.27	$1.24	$1.19	$0.05
FFO	$1.46 - $1.52	$5.34 - $5.40	$5.37	$5.27	$0.10

		2021	2021 Midpoint
Same Property Growth		Range	Current	Prior	Change
Revenues		4.00% - 4.50%	4.25%	3.75%	0.50%
Expenses		3.55% - 3.95%	3.75%	3.75%	0.00%
NOI		4.00% - 5.00%	4.50%	3.75%	0.75%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2021 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, October 29, 2021 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 6751407
Webcast: https://services.choruscall.com/mediaframe/webcast.html?webcastid=fZSPWV6V

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 173 properties containing 59,240 apartment homes across the United States. Upon completion of 6 properties currently under development, the Company’s portfolio will increase to 61,145 apartment homes in 179 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 14 consecutive years, most recently ranking #8.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
OPERATING DATA

Property revenues (a)	$294,130	$265,721	$838,221	$782,283

Property expenses
Property operating and maintenance	71,337	65,191	200,360	189,788
Real estate taxes	38,731	35,861	113,611	105,081
Total property expenses	110,068	101,052	313,971	294,869

Non-property income
Fee and asset management	3,248	2,542	7,717	7,449
Interest and other income	443	1,948	1,032	2,602
Income/(loss) on deferred compensation plans	(843)	5,071	9,183	1,646
Total non-property income	2,848	9,561	17,932	11,697

Other expenses
Property management	6,640	5,894	19,200	18,360
Fee and asset management	1,159	1,018	3,310	2,681
General and administrative	14,960	12,726	44,428	40,350
Interest	24,987	24,265	72,715	67,454
Depreciation and amortization	111,462	90,575	304,189	275,237
Expense/(benefit) on deferred compensation plans	(843)	5,071	9,183	1,646
Total other expenses	158,365	139,549	453,025	405,728

Gain on sale of land	—	—	—	382
Equity in income of joint ventures	2,540	2,154	6,652	5,909
Income from continuing operations before income taxes	31,085	36,835	95,809	99,674
Income tax expense	(480)	(615)	(1,292)	(1,476)
Net income	30,605	36,220	94,517	98,198
Less income allocated to non-controlling interests	(1,122)	(1,263)	(3,508)	(3,480)
Net income attributable to common shareholders (b)	$29,483	$34,957	$91,009	$94,718

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$30,605	$36,220	$94,517	$98,198
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	372	366	1,117	1,098
Comprehensive income	30,977	36,586	95,634	99,296
Less income allocated to non-controlling interests	(1,122)	(1,263)	(3,508)	(3,480)
Comprehensive income attributable to common shareholders	$29,855	$35,323	$92,126	$95,816

PER SHARE DATA

Total earnings per common share - basic	$0.29	$0.35	$0.90	$0.95
Total earnings per common share - diluted	0.29	0.35	0.90	0.95

Weighted average number of common shares outstanding:
Basic	103,071	99,419	101,119	99,372
Diluted	103,171	99,455	101,199	99,414

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended September 30, 2021, we recognized $294.1 million of property revenue which consisted of approximately $259.1 million of rental revenue and approximately $35.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $265.7 million recognized for the three months ended September 30, 2020, made up of approximately $234.3 million of rental revenue, and approximately $31.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the nine months ended September 30, 2021, we recognized $838.2 million of property revenue which consisted of approximately $737.8 million of rental revenue and approximately $100.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to $782.3 million of property revenue recognized for the nine months ended September 30, 2020, made up of approximately $692.2 million of rental revenue, net of approximately $9.1 million related to the Resident Relief Funds, and approximately $90.1 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $7.9 million and $7.4 million for the three months ended September 30, 2021 and 2020, respectively, and was $23.2 million and $21.4 million for the nine months ended September 30, 2021 and 2020, respectively.

(b) Net income attributable to common shareholders for the three and nine months ended September 30, 2020 was negatively impacted by an approximate $0.4 million and $14.8 million Pandemic Related Impact. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$29,483	$34,957	$91,009	$94,718
Real estate depreciation and amortization	108,931	87,974	296,760	267,985
Adjustments for unconsolidated joint ventures	2,674	2,404	7,903	6,933
Income allocated to non-controlling interests	1,122	1,276	3,508	3,661
Funds from operations	$142,210	$126,611	$399,180	$373,297

Less: recurring capitalized expenditures (b)	(19,717)	(22,299)	(51,205)	(55,906)

Adjusted funds from operations	$122,493	$104,312	$347,975	$317,391

PER SHARE DATA
Funds from operations - diluted	$1.36	$1.25	$3.88	$3.69
Adjusted funds from operations - diluted	1.17	1.03	3.38	3.14
Distributions declared per common share	0.83	0.83	2.49	2.49

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	104,812	101,203	102,879	101,162

PROPERTY DATA
Total operating properties (end of period) (c)	172	165	172	165
Total operating apartment homes in operating properties (end of period) (c)	58,682	56,383	58,682	56,383
Total operating apartment homes (weighted average)	51,011	49,158	50,202	49,081

(a) Net income attributable to common shareholders for the three and nine months ended September 30, 2020 was negatively impacted by an approximate $0.4 million and $14.8 million Pandemic Related Impact. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
ASSETS
Real estate assets, at cost
Land	$1,317,431	$1,285,634	$1,233,937	$1,225,214	$1,216,942
Buildings and improvements	8,536,620	8,288,865	7,863,707	7,763,748	7,677,676
	9,854,051	9,574,499	9,097,644	8,988,962	8,894,618
Accumulated depreciation	(3,319,206)	(3,219,085)	(3,124,504)	(3,034,186)	(2,944,769)
Net operating real estate assets	6,534,845	6,355,414	5,973,140	5,954,776	5,949,849
Properties under development, including land	428,622	443,100	541,958	564,215	522,664
Investments in joint ventures	17,788	18,415	18,800	18,994	20,992
Total real estate assets	6,981,255	6,816,929	6,533,898	6,537,985	6,493,505
Accounts receivable – affiliates	18,686	19,183	19,502	20,158	20,152
Other assets, net (a)	252,079	241,687	213,126	216,276	217,534
Cash and cash equivalents	428,226	374,556	333,402	420,441	589,614
Restricted cash	5,321	4,762	4,105	4,092	3,918
Total assets	$7,685,567	$7,457,117	$7,104,033	$7,198,952	$7,324,723

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,169,428	$3,168,492	$3,167,557	$3,166,625	$3,225,799
Accounts payable and accrued expenses	191,648	155,057	159,111	175,608	183,654
Accrued real estate taxes	88,116	66,696	33,155	66,156	87,159
Distributions payable	87,919	86,689	84,282	84,147	84,137
Other liabilities (b)	194,634	193,975	185,852	189,829	177,967
Total liabilities	3,731,745	3,670,909	3,629,957	3,682,365	3,758,716

Equity
Common shares of beneficial interest	1,114	1,098	1,070	1,069	1,068
Additional paid-in capital	5,180,783	4,953,703	4,588,056	4,581,710	4,577,813
Distributions in excess of net income attributable to common shareholders	(954,880)	(897,761)	(842,628)	(791,079)	(737,556)
Treasury shares	(334,066)	(334,161)	(335,511)	(341,412)	(341,831)
Accumulated other comprehensive loss (c)	(4,266)	(4,638)	(5,010)	(5,383)	(5,431)
Total common equity	3,888,685	3,718,241	3,405,977	3,444,905	3,494,063
Non-controlling interests	65,137	67,967	68,099	71,682	71,944
Total equity	3,953,822	3,786,208	3,474,076	3,516,587	3,566,007
Total liabilities and equity	$7,685,567	$7,457,117	$7,104,033	$7,198,952	$7,324,723

(a) Includes net deferred charges of:	$1,336	$1,655	$2,031	$2,299	$2,686

(b) Includes deferred revenues of:	$208	$232	$256	$284	$314

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to common shareholders (a)	$29,483	$34,957	$91,009	$94,718
Real estate depreciation and amortization	108,931	87,974	296,760	267,985
Adjustments for unconsolidated joint ventures	2,674	2,404	7,903	6,933
Income allocated to non-controlling interests	1,122	1,276	3,508	3,661
Funds from operations	$142,210	$126,611	$399,180	$373,297

Less: recurring capitalized expenditures	(19,717)	(22,299)	(51,205)	(55,906)

Adjusted funds from operations	$122,493	$104,312	$347,975	$317,391

Weighted average number of common shares outstanding:
EPS diluted	103,171	99,455	101,199	99,414
FFO/AFFO diluted	104,812	101,203	102,879	101,162

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total Earnings Per Common Share - Diluted	$0.29	$0.35	$0.90	$0.95
Real estate depreciation and amortization	1.04	0.87	2.88	2.65
Adjustments for unconsolidated joint ventures	0.02	0.02	0.07	0.06
Income allocated to non-controlling interests	0.01	0.01	0.03	0.03
FFO per common share - Diluted	$1.36	$1.25	$3.88	$3.69

Less: recurring capitalized expenditures	(0.19)	(0.22)	(0.50)	(0.55)

AFFO per common share - Diluted	$1.17	$1.03	$3.38	$3.14

(a) Net income attributable to common shareholders includes the approximate $0.4 million and $14.8 million Pandemic Related Impact for the three and nine months ended September 30, 2020. The total Pandemic Related Impact for the nine months ended September 30, 2020 was comprised of $9.5 million related to the Resident Relief Funds which were established in April 2020. Of this amount, approximately $9.1 million was paid to residents at our wholly-owned communities and approximately $1.3 million of Resident Relief Funds paid to residents of the operating communities owned by our unconsolidated joint ventures, of which, we recognized our ownership interest of $0.4 million in equity in income of joint ventures. Additionally, we incurred approximately $4.5 million of pandemic expenses at our operating communities, which included $2.8 million of bonuses paid to on-site employees who provided essential services during the pandemic and $1.7 million in other directly-related pandemic expenses for the nine months ended September 30, 2020. We also incurred approximately $0.8 million related to the Employee Relief Fund we established to help our employees impacted by the pandemic during the nine months ended September 30, 2020.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	4Q21	Range	2021	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.31	$0.37	$1.21	$1.27
Expected real estate depreciation and amortization	1.11	1.11	3.99	3.99
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.46	$1.52	$5.34	$5.40

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 12 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income (a)	$30,605	$36,220	$94,517	$98,198
Less: Fee and asset management income	(3,248)	(2,542)	(7,717)	(7,449)
Less: Interest and other income	(443)	(1,948)	(1,032)	(2,602)
Less: (Income)/loss on deferred compensation plans	843	(5,071)	(9,183)	(1,646)
Plus: Property management expense	6,640	5,894	19,200	18,360
Plus: Fee and asset management expense	1,159	1,018	3,310	2,681
Plus: General and administrative expense	14,960	12,726	44,428	40,350
Plus: Interest expense	24,987	24,265	72,715	67,454
Plus: Depreciation and amortization expense	111,462	90,575	304,189	275,237
Plus: Expense/(benefit) on deferred compensation plans	(843)	5,071	9,183	1,646
Less: Gain on sale of land	—	—	—	(382)
Less: Equity in income of joint ventures	(2,540)	(2,154)	(6,652)	(5,909)
Plus: Income tax expense	480	615	1,292	1,476
NOI (b) (c)	$184,062	$164,669	$524,250	$487,414

"Same Property" Communities	$158,309	$150,226	$461,350	$454,415
Non-"Same Property" Communities	21,721	14,232	55,550	43,802
Development and Lease-Up Communities	2,794	(2)	4,445	(5)
Pandemic Related Impact (b) (c)	—	(444)	—	(13,614)
Other	1,238	657	2,905	2,816
NOI (b) (c)	$184,062	$164,669	$524,250	$487,414

(a) Net income includes the approximate $0.4 million and $14.8 million of Pandemic Related Impact for the three and nine months ended September 30, 2020, respectively. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Two Resident Relief Funds were established for residents experiencing financial losses caused by the pandemic, and paid out approximately $9.1 million to approximately 7,100 Camden residents of our wholly-owned communities, which were recognized in 2Q20 as a reduction of property revenues.

(c) We incurred approximately $0.4 million of directly-related pandemic expenses at our operating communities for the three months ended September 30, 2020 and approximately $4.5 million for the nine months ended September 30, 2020, which included $2.8 million of bonuses paid to on-site employees providing essential services during the pandemic and approximately $1.7 million in other directly-related pandemic expenses.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, income (loss) allocated to non-controlling interests, as well as the direct Pandemic Related Impact. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results or 1.33 for the 9 month results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income attributable to common shareholders (a)	$29,483	$34,957	$91,009	$94,718
Plus: Interest expense	24,987	24,265	72,715	67,454
Plus: Depreciation and amortization expense	111,462	90,575	304,189	275,237
Plus: Income allocated to non-controlling interests	1,122	1,263	3,508	3,480
Plus: Income tax expense	480	615	1,292	1,476
Plus: Pandemic Related Impact (b)	—	444	—	14,364
Less: Gain on sale of land	—	—	—	(382)
Less: Equity in income of joint ventures	(2,540)	(2,154)	(6,652)	(5,909)
Adjusted EBITDA	$164,994	$149,965	$466,061	$450,438
Annualized Adjusted EBITDA	$659,976	$599,860	$621,415	$600,584

(a) Net income attributable to common shareholders includes the approximate $0.4 million and $14.8 million Pandemic Related Impact for the three and nine months ended September 30, 2020, respectively. Please refer to page 27 of the supplement, footnote (a), for additional detail on the breakdown of the Pandemic Related Impact.

(b) Approximately $0.4 million and $14.4 million of the stated Pandemic Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, directly-
related pandemic expenses, and bonuses paid to on-site employees, has been added back to the Adjusted EBITDA calculation for the three and nine months ended September 30, 2020, respectively.

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Unsecured notes payable	$3,169,116	$3,225,490	$3,168,181	$3,028,011
Total debt	3,169,116	3,225,490	3,168,181	3,028,011
Less: Cash and cash equivalents	(297,048)	(536,520)	(311,558)	(367,113)
Net debt	$2,872,068	$2,688,970	$2,856,623	$2,660,898

Net Debt to Annualized Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net debt	$2,872,068	$2,688,970	$2,856,623	$2,660,898
Annualized Adjusted EBITDA	659,976	599,860	621,415	600,584
Net Debt to Annualized Adjusted EBITDA	4.4x	4.5x	4.6x	4.4x